Exhibit (a)(1)(B)

Letter of Transmittal
To Tender Shares of Common Stock
(including the Associated Preferred Stock Purchase Rights)
of
Facet Biotech Corporation
Pursuant to the Offer to Purchase
Dated September 21, 2009
by
FBC Acquisition Corp.,
a wholly owned subsidiary of
Biogen Idec Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 19, 2009, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:
Computershare Trust Company, N.A.
By Mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

This physical Letter of Transmittal is to be used by stockholders of Facet Biotech Corporation, a Delaware corporation (the “Company”), whose shares are held in a book-entry/direct registration system account maintained with BNY Mellon Shareowner Services (“Mellon”), the Company’s transfer agent (a “DRS Account”), in connection with tenders of such shares pursuant to the Offer to Purchase, dated September 21, 2009 (the “Offer to Purchase”), as set forth in “The Offer — Procedure for Tendering Shares.” Stockholders utilizing the procedures for book-entry transfer as set forth in the Offer to Purchase will be deemed to have agreed to the terms set forth in this Letter of Transmittal upon delivery of an Agent’s Message as defined in the Offer to Purchase.

SCAN TO CA Voluntary BIIB

THIS PHYSICAL LETTER OF TRANSMITTAL IS TO BE USED ONLY IF SHARES ARE HELD IN A BOOK-ENTRY/DIRECT REGISTRATION SYSTEM ACCOUNT MAINTAINED WITH MELLON, THE COMPANY’S TRANSFER AGENT. STOCKHOLDERS UTILIZING THE PROCEDURES FOR BOOK-ENTRY TRANSFER AS SET FORTH IN THE OFFER TO PURCHASE WILL BE DEEMED TO HAVE AGREED TO THE TERMS SET FORTH IN THIS LETTER OF TRANSMITTAL UPON DELIVERY OF AN AGENT’S MESSAGE AS DEFINED IN THE OFFER TO PURCHASE.

DESCRIPTION OF SHARES TENDERED
	Number of Share(s) of	Account
Name(s) and Address(es) of Registered Holder(s):	Common Stock Tendered:	Number:

Holders of outstanding shares of common stock, par value $0.01 per share, including the associated preferred stock purchase rights (the “Shares”), of Facet Biotech Corporation (the “Company”) who cannot complete the tendering procedure on a timely basis and deliver all required documents to the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase) and desiring to tender must tender their Shares according to the guaranteed delivery procedure set forth in “The Offer — Procedure for Tendering Shares — Guaranteed Delivery” of the Offer to Purchase. See Instruction 2. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

☐	CHECK HERE IF TENDERED SHARES ARE HELD DIRECTLY IN A BOOK-ENTRY/DIRECT REGISTRATION SYSTEM ACCOUNT MAINTAINED WITH THE COMPANY’S TRANSFER AGENT

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY:

Name(s) of Tendering Stockholder(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution which Guaranteed Delivery:

Name of Tendering Institution:

DRS Account Number:

Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to FBC Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Biogen Idec Inc., a Delaware corporation (“Biogen Idec”), the above-described Shares of the Company, pursuant to Purchaser’s offer to purchase all of the outstanding Shares at $14.50 per Share, net to the seller in cash, without interest (and less any applicable withholding taxes), upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together, as each may be amended, supplemented or otherwise modified from time to time, constitute the ‘‘Offer”). We understand that Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates the right to purchase Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve Purchaser of its obligations under the Offer or prejudice the undersigned’s rights to receive payment for Shares validly tendered and accepted for payment.

Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Shares, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser all right, title and interest in and to all of the Shares that are specified in, and being tendered by, this Letter of Transmittal (and any and all dividends, distributions, rights, other Shares or other securities issued or issuable in respect thereof on or after the date hereof (collectively, a “Distribution”)) and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and any Distribution), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) transfer ownership of such Shares (and any Distribution), together with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser, (ii) take such further steps as may be necessary or advisable to facilitate a transfer of such Shares, (iii) present such Shares (and any Distribution) for transfer on the books of the Company and (iv) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any Distribution), all in accordance with the terms of the Offer.

The undersigned hereby irrevocably appoints designees of Purchaser as the attorneys and proxies of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall in his sole discretion deem proper, with respect to all of the Shares tendered hereby which have been accepted for payment by Purchaser prior to the time of any vote or other action (and any Distribution), at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned meeting), by written consent or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Shares by Purchaser in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy or written consent granted by the undersigned at any time with respect to such Shares (and any Distribution), and no subsequent proxies will be given or written consents will be executed by the undersigned (and if given or executed, will not be deemed to be effective).

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby (and any Distribution) and that when the same are accepted for payment by Purchaser, Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby (and any Distribution).

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

The undersigned understands that tenders of Shares pursuant to the procedures described in “The Offer — Procedure for Tendering Shares” of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer.

IMPORTANT — SIGN HERE
(ALSO COMPLETE FORM W-9 ENCLOSED HEREWITH)

Signature of Owner:

Dated:

Name(s):
(Please Print)

Capacity (full title):

Address:
(include Zip Code)

Area Code and Telephone Number:

(Must be signed by registered holder(s) exactly as the name(s) appear(s) on a security position listing. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the necessary information above and see Instruction 4.)

GUARANTEE OF SIGNATURE(S)

(SEE INSTRUCTIONS 1 AND 4)

Signature of Owner:

Dated:

Name(s):
(Please Print)

Capacity (full title):

Address:
(include Zip Code)

Area Code and Telephone Number:

FOR USE BY FINANCIAL INSTITUTIONS ONLY

FINANCIAL INSTITUTIONS: PLACE MEDALLION GUARANTEE IN SPACE ABOVE

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Guarantee of Signatures.  Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc. or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each an ‘‘Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (i) if this Letter of Transmittal is signed by the registered holder(s) of the Shares (which term, for purposes of this document, shall mean any participant in the Book-Entry/Direct Registration System whose name appears on a security position listing as the owner of the Shares) tendered herewith or (ii) if such Shares are tendered for the account of an Eligible Institution. See Instruction 4.

2. Delivery of Letter of Transmittal and Shares.  This Letter of Transmittal is to be used with all tenders of Shares held in a DRS Account. A properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date (as defined in the Offer to Purchase). Stockholders who cannot deliver all required documents to the Depositary by the Expiration Date may tender their Shares pursuant to the guaranteed delivery procedure described in Section 4 of the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Purchaser, must be received by the Depositary prior to the Expiration Date; and (iii) a properly completed and duly executed Letter of Transmittal, and any other documents required by this Letter of Transmittal, must be received by the Depositary within three business days of the date of execution of such Notice of Guaranteed Delivery, as provided in “The Offer — Procedure for Tendering Shares” of the Offer to Purchase.

Stockholders utilizing the procedures for book-entry transfer as set forth in the Offer to Purchase will be deemed to have agreed to the terms set forth in this letter of transmittal upon delivery of an Agent’s Message as defined in the Offer to Purchase.

THE DELIVERY OF SHARES AND THE METHOD OF DELIVERY OF ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER.

NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS WILL BE ACCEPTED, AND NO FRACTIONAL SHARES WILL BE PURCHASED. BY EXECUTING THIS LETTER OF TRANSMITTAL, THE TENDERING STOCKHOLDER WAIVES ANY RIGHT TO RECEIVE ANY NOTICE OF THE ACCEPTANCE FOR PAYMENT OF THE SHARES.

3. Inadequate Space.  If the space provided herein is inadequate, the number of Shares tendered and any other relevant information should be listed on a separate signed schedule and attached hereto.

4. Signatures on Letter of Transmittal; Endorsements.  If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the security position listing.

If any of the Shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

If a number of Shares registered in different names are tendered, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Shares.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchaser of the authority of such person so to act must be submitted.

5. Stock Transfer Taxes.  Except as otherwise provided in this instruction 5, Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, a transfer tax is imposed for any reason other than the sale or transfer of Shares to Purchaser pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

6. Form W-9 and Backup Withholding.  Under U.S. federal income tax law, the Depositary may be required to withhold and pay over to the Internal Revenue Service (“IRS”) a portion of payments made to tendering stockholders or other payees pursuant to the Offer. In order to avoid such backup withholding, each tendering stockholder and other payee must provide the Depositary with its correct taxpayer identification number (“TIN”) and certify that it is not subject to such backup withholding by completing the enclosed Form W-9 or establish another basis for exemption from backup withholding. In general, for an individual, the TIN is the Social Security Number of such individual. If the Depositary is not provided with the correct TIN, the stockholder or other payee may be subject to a penalty imposed by the IRS, and any reportable payments to such person may be subject to backup withholding at the applicable rate (currently 28%). Reportable payments will be subject to information reporting, even if the Depositary is provided with a TIN. For further information concerning backup withholding and instructions for completing the Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Form W-9 if Shares are held in more than one name), please consult the instructions accompanying the enclosed Form W-9.

Certain persons (including, among others, corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt persons should indicate their exempt status on the Form W-9. A foreign person may qualify as an exempt recipient by submitting to the Depositary a properly completed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable (instead of Form W-9), signed under penalties of perjury, attesting to such stockholder’s exempt status. Stockholders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

If backup withholding applies, the Depositary is required to withhold 28% of any payments made to a tendering stockholder or other payee. Backup withholding is not an additional U.S. federal income tax and any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability, if any, provided that the stockholder furnishes the required information to the IRS in a timely manner.

7. Waiver of Conditions.  The conditions of the Offer may be waived, in whole or in part, by Purchaser, to the extent legally permissible, in its sole discretion, at any time and from time to time, in the case of any Shares tendered.

8. Requests for Assistance or Additional Copies.  Questions or requests for assistance may be directed to the Information Agent at its address and telephone numbers set forth below. Additional copies of the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent at its address and telephone numbers set forth below. Holders of Shares may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

IMPORTANT:  THIS LETTER OF TRANSMITTAL TOGETHER WITH ANY SIGNATURE GUARANTEES AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE OR THE TENDERING STOCKHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

Any questions or requests for assistance may be directed to the Information Agent at its address or telephone numbers set forth below. Additional copies of the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent at its address and telephone numbers set forth below. Holders of Shares may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders May Call Toll-Free: (877) 800-5186
Banks and Brokerage Firms May Call Collect: (212) 750-5833